                                                                   EXHIBIT 23(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Heritage Financial Corporation

   We consent to the use of our report dated July 30, 1998 with respect to the consolidated financial statements of Heritage Financial Corporation as of June 30, 1997, and 1998 and for each of the years in the three year period ended June 30, 1998, incorporated herein by reference and to the reference to our firm under the headings "Heritage's Relationship With Independent Accountants" and "Experts" in the registration statement.

                                          KPMG LLP

Seattle, Washington
January 19, 1999